UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2016

Autobytel Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, the Board of Directors (“Board”) of Autobytel Inc., a Delaware corporation (“Company” or “Autobytel”), adopted, subject to the approval of the Company’s stockholders, the Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan (“Amended and Restated Plan”), which amends and restates the Autobytel Inc. 2014 Equity Incentive Plan (“2014 Plan”). The 2014 Plan provides for granting of awards for stock options to purchase shares of common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and other share-based awards. The Amended and Restated Plan was approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders, held on June 20, 2016 (“Annual Meeting”).

The principal changes to the 2014 Plan, as implemented by the Amended and Restated Plan, are as follows: (i) increases the number of shares of the Company’s common stock  available for issuance pursuant to awards granted under the 2014 Plan by 2.0 million; (ii) limits the aggregate grant date fair value of: (a) all awards granted to any non-employee directors and (b) the sum of all cash payments to non-employee directors during any single calendar year so that the foregoing may not exceed $750,000; (iii) clarifies the items that the Compensation Committee of the Board may exclude in determining the extent to which performance criteria for performance-based awards has been achieved; (iv) amends the definition of “subsidiary” to include non-corporate subsidiaries, except with respect to incentive stock options; and (v) provides that no “Full-Value Awards” (i.e., awards other than options and SARs) may vest in less than one year from the date of grant, subject to certain exceptions described in the Amended and Restated Plan. The Company intends that stockholders’ approval of the Amended and Restated Plan constituted approval of the performance criteria described in the Amended and Restated Plan, for the purpose of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the summary contained in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2016 in connection with the Annual Meeting, and by the full text of the Amended and Restated Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 20, 2016 at the Company’s corporate offices.

Set forth below are brief descriptions of each of the three proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal.

Proposal 1.      Election of three Class III Directors of the Company to hold office until the 2019 Annual Meeting of Stockholders and until the election and qualification of such directors’ successors.

Director Nominees	For	Authority Withheld	Broker Non-Votes
Michael J. Fuchs	6,747,532	782,152	1,845,661
Robert J. Mylod, Jr.	7,260,405	269,279	1,845,661
Janet M. Thompson	6,935,692	593,992	1,845,661

Proposal 2.       Approval of the Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
6,532,040	967,255	30,389	1,845,661

Proposal 3.       Ratification of the appointment of Moss Adams LLP as independent registered public accounting firm for 2016.

For	Against	Abstain
9,347,378	14,945	13,022

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2016	AUTOBYTEL INC.
	By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Autobytel Inc. Amended and Restated 2014 Equity Incentive Plan